EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-150719) of UGI Utilities, Inc. of our report dated November 28, 2014 relating to the financial statements and financial statement schedule, which appears in this Form 10‑K.

/s/PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
November 25, 2015